UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 29, 2004


                         National Home Health Care Corp.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-12927                    22-2981141
         ---------                   -------                    ----------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)              File No.)               Identification No.)





700 White Plains Road, Suite 275, Scarsdale, New York                      10583
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (914) 722-9000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.02         Results of Operations and Financial Condition.

On October 29, 2004, National Home Health Care Corp. (the "Company") issued the following press release announcing the Company's financial results for the Company's quarter and fiscal year ended July 31, 2004:


                         NATIONAL HOME HEALTH CARE CORP.
                       ANNOUNCES EARNINGS FOR THE QUARTER
                       AND FISCAL YEAR ENDED JULY 31, 2004


Scarsdale, New York, October 29, 2004, National Home Health Care Corp. (National
Market: NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter and fiscal year ended July 31, 2004.

Net patient revenue for the quarter ended July 31, 2004 was $23,570,000, a decrease of 3.9% from $24,533,000 for the quarter ended July 31, 2003. Net income for the quarter July 31, 2004 was $1,219,000, or $.21 per diluted share, compared to a net income of $1,341,000, or $.24 per diluted share, for the quarter ended July 31, 2003.

Net patient revenue for the fiscal year ended July 31, 2004 was $94,592,000, a decrease of 2.7% from $97,235,000 for the fiscal year ended July 31, 2003. Net income for the fiscal year ended July 31, 2004 was $4,720,000, or $.83 per diluted share, compared to a net income of $5,783,000, or $1.01 per diluted share, for the fiscal year ended July 31, 2003.

The decreases in net patient revenue and net income were primarily attributable to the significant reduction in Medicaid reimbursement rates for certain nursing visits in Connecticut, which went into effect on May 1, 2003.

CONTACT: Steven Fialkow, President and Chief Executive Officer or Robert P. Heller, Chief Financial Officer (914) 722-9000.

STATEMENT OF OPERATIONS DATA:
                                                 Quarter Ended July 31,              Fiscal Year Ended July 31,
                                                 2004              2003               2004                2003
                                              ----------        ----------         ----------          ----------
Revenues                                    $23,570,000        $24,533,000        $94,592,000         $97,235,000
Operating expenses                           21,497,000         22,403,000         86,975,000          87,694,000
Income from operations                        2,073,000          2,130,000          7,617,000           9,541,000
Other income:
   Interest income                               44,000             22,000            143,000             143,000
Income before taxes                           2,117,000          2,152,000          7,760,000           9,684,000
Provision for income taxes                      898,000            811,000          3,040,000           3,901,000
Net income                                    1,219,000          1,341,000          4,720,000           5,783,000
Earnings per share - diluted                $      0.21        $      0.24        $      0.83         $      1.01
Weighted average shares - diluted             5,752,416          5,650,411          5,700,770           5,738,267

BALANCE SHEET DATA:
                                                        July 31,
                                                 2004              2003
                                              ----------        ----------
Cash and cash equivalents                   $20,185,000        $14,252,000
Total current assets                         39,616,000         34,158,000
Total assets                                 53,486,000         48,473,000
Total current liabilities                     4,447,000          4,607,000
Non-current liabilities                       - - -              - - -
Stockholders' equity                         49,039,000         43,866,000

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL HOME HEALTH CARE CORP.


Date:    October 29, 2004                   By: /s/ Robert P. Heller
                                                --------------------------------
                                                Name:  Robert P. Heller
                                                Title:  Chief Financial Officer